                                                                     EXHIBIT 3.3

================================================================================
                           ARTICLES OF INCORPORTATION
                                       OF
                         YANKEE DEVELOPMENT CORPORATION
================================================================================






                                   ARTICLE ONE

                      The name of the Corporation is YANKEE DEVELOPMENT CORPORATION.


                                   ARTICLE TWO

                      The period of its duration is perpetual.


                                  ARTICLE THREE

                      The purpose for which the Corporation is organized is the transaction of any and all lawful business for which a corporation may be incorporated under the Texas Business Corporation Act.


                                  ARTICLE FOUR

                      The aggregate number of shares which the Corporation shall have authority to issue is One Thousand (1,000). The shares shall have no par value.


                                  ARTICLE FIVE

                      The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of $1,000.00, consisting of money, labor done or property actually received.



                                   ARTICLE SIX

           The street address of its initial Registered Office, and the name of its initial Registered Agent at this address, is as follows:

                                           Paul Rice
                                           2300 West 32nd Street
                                           Dallas, Texas 75261


                                          ARTICLE SEVEN

           The number of initial Directors is one. The name and address of the initial director is:

                                           Paul Rice
                                           2300 West 32nd Street
                                           Dallas, Texas 75261


                                           ARTICLE EIGHT

           The name and address of the Incorporator is:

                                           Marilyn S. Hershman
                                           408 W. 17th Street, Suite 101
                                           Austin, Texas 78701-1207
                                           (512) 474-2002



           IN WITNESS WHEREOF: I have hereunto set my hand this 31st day of December, 1997.


                                             /s/ MARILYN S. HERSHMAN
                                             -----------------------------------
                                             Marilyn S. Hershman, Incorporator










--------------------------------------------------------------------------------
                          ARTICLES OF INCORPORATION OF
                         YANKEE DEVELOPMENT CORPORATION